FLOW INTERIM SERVICING AGREEMENT

between

GOLDMAN SACHS MORTGAGE COMPANY,
Purchaser

and

GREENPOINT MORTGAGE FUNDING, INC.,
Interim Servicer

Dated as of October 1, 2006

CONVENTIONAL FIXED AND ADJUSTABLE
RATE RESIDENTIAL MORTGAGE LOANS

TABLE OF CONTENTS
Page

ARTICLE I

DEFINITIONS

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Section 4.02	Satisfaction of Mortgages and Release of Mortgage Files	16
Section 4.03	Servicing Compensation	16
Section 4.04	Annual Statement as to Compliance	17
Section 4.05	Annual Independent Public Accountants’ Servicing Report	17
Section 4.06	Right to Examine Interim Servicer Records	17
Section 4.07	Compliance with Gramm-Leach-Bliley Act of 1999	17

ARTICLE V

INTERIM SERVICER TO COOPERATE

Section 5.01	Provision of Information	18
Section 5.02	Financial Statements; Servicing Facilities	18

ARTICLE VI

TERMINATION

Section 6.01	Damages	18
Section 6.02	Termination	19

ARTICLE VII

BOOKS AND RECORDS

Section 7.01	Possession of Servicing Files Prior to the Transfer Date	20

ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01	Indemnification	21
Section 8.02	Limitation on Liability of Interim Servicer and Others	21
Section 8.03	Limitation on Resignation and Assignment by Interim Servicer	22
Section 8.04	Assignment by Purchaser	22

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 9.01	Representations and Warranties Regarding the Interim Servicer	23

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EXHIBITS

SCHEDULE 1	REQUIRED FIELDS FOR MONTHLY REMITTANCE REPORT

EXHIBIT 1	FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT 2	FORM OF CUSTODIAL ACCOUNT CERTIFICATION

EXHIBIT 3	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 4	FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT 5	FORM OF ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT 6	ANNUAL CERTIFICATION

EXHIBIT 7	DELINQUENCY COLLECTION POLICIES AND PROCEDURES

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FLOW INTERIM SERVICING AGREEMENT

This Flow Interim Servicing Agreement (the “Agreement”) is entered into as of the 1st day of October, 2006, by and between GREENPOINT MORTGAGE FUNDING, INC.. (the “Interim Servicer”), a New York corporation and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (the “Purchaser”).

WHEREAS, the Purchaser and the Interim Servicer have entered into a Flow Mortgage Loan Purchase and Warranties Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which, from time to time, the Purchaser shall purchase from the Interim Servicer certain conventional, residential, fixed and adjustable rate, first and second lien mortgage loans (the “Mortgage Loans”) that are being delivered as whole loans servicing released; and

WHEREAS, the Purchaser desires to have the Interim Servicer service the Mortgage Loans in each Mortgage Loan Package during the period between the related Closing Date and the related Transfer Date (the “Interim Period”), the Interim Servicer desires to service and administer such Mortgage Loans on behalf of the Purchaser during the Interim Period, and the parties desire to provide the terms and conditions of such interim servicing by the Interim Servicer.

NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows (except as otherwise agreed by the parties).

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

Agreement: This agreement between the Purchaser and the Interim Servicer for the interim servicing and administration of the Mortgage Loans.

Ancillary Income: All income derived from the Mortgage Loans (other than payments of principal, interest, Escrow Payments, Servicing Fees and prepayment penalties attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, all late charges, assumption fees, escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached hereto as Exhibit 7.

Determination Date: With respect to each Remittance Date, the date two Business Days prior to such Remittance Date.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Agreement):

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Accounts and the Escrow Accounts; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(vii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that (a) any such instrument shall be acceptable to the Rating Agencies, and (b) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Fidelity Bond: A fidelity bond to be maintained by the Interim Servicer pursuant to Section 2.11.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fitch: Fitch, Inc., or its successor in interest.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Period: The period between the related Closing Date and the related Transfer Date.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Seller related to the purchase of the Mortgage Loans dated as of the date hereof.

Qualified Depository: A depository the accounts of which are insured by the FDIC.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Remittance Date: The 10th Business Day of each month.

REO Property: A Mortgaged Property acquired by the Interim Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-offered or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Interim Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) foreclosure actions per FHLMC attorney fees and costs guidelines, (d) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of this Agreement.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Interim Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of such month. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed and, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05) of such Monthly Payment collected by the Interim Servicer, or as otherwise provided under Section 2.05.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the applicable Trade Confirmation or Purchase Confirmation.

Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement and originals of all documents in the Mortgage File as listed on Exhibit B to the Purchase Agreement which are not delivered to the Purchaser.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

Transfer Date: The date on which servicing shall be transferred to a successor servicer, which shall be such date as mutually agreed to by the Interim Servicer and the Purchaser.

ARTICLE II

SERVICING

Section 2.01 Interim Servicer to Act as Servicer. With respect to the Mortgage Loans in each Mortgage Loan Package purchased by the Purchaser, from and after the related Closing Date, the Interim Servicer, as an independent contractor, shall service and administer the Mortgage Loans during the related Interim Period and shall have full power and authority to do any and all things in connection with such servicing and administration which the Interim Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

The Interim Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor. Without limiting the generality of the foregoing, the Interim Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Interim Servicer, the Purchaser shall furnish the Interim Servicer with any powers of attorney and other documents necessary or appropriate to enable the Interim Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Interim Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the Mortgage Loan Documents or applicable law, and the Purchaser’s reliance on the Interim Servicer.

The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Interim Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Interim Servicer has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans. Upon notice thereof, Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and Interim Servicer and their permitted successors, assignees and designees.

Section 2.02 Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Interim Servicer shall take such action as (1) the Interim Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Interim Servicer shall determine prudently to be in the best interest of Purchaser.

Section 2.03 Collection of Mortgage Loan Payments. Continuously from the date hereof until the related Transfer Date, the Interim Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 2.04 Establishment of and Deposits to Custodial Account. The Interim Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “GreenPoint Mortgage Funding, Inc. in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.” The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. The Interim Servicer and the Purchaser intend that the Custodial Account be a special deposit account. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Interim Servicer in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Interim Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Interim Servicer after the related Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.13);

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15;

(vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.09, 3.01, 4.01 or 4.02;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to the Purchase Agreement; and

(viii) any prepayment penalties received with respect to any Mortgage Loan;

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 4.01, need not be deposited by the Interim Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Interim Servicer and the Interim Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

Section 2.05 Permitted Withdrawals From Custodial Account. The Interim Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

(ii) to reimburse itself for unreimbursed Servicing Advances, and any unpaid Servicing Fees, the Interim Servicer’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Interim Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Interim Servicer’s right thereto shall be prior to the rights of the Purchaser except that, where the Interim Servicer is required to repurchase a Mortgage Loan pursuant to the Purchase Agreement or Section 4.02 of this Agreement, the Interim Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to pay itself pursuant to Section 4.03, as servicing compensation, interest on funds deposited in the Custodial Account;

(iv) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 4.03;

(v) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vi) to withdraw funds deposited in error.

Section 2.06 Establishment of and Deposits to Escrow Account. The Interim Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “GreenPoint Mortgage Funding, Inc., in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. The Interim Servicer and the Purchaser intend that the Escrow Accounts be special deposit accounts. Funds deposited in the Escrow Account may be drawn on by the Interim Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Interim Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Interim Servicer. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Interim Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Interim Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Interim Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Interim Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07 Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Interim Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Interim Servicer for any Servicing Advance made by the Interim Servicer pursuant to Section 2.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.13;

(vi) to pay to the Interim Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii) to withdraw funds deposited in error.

Section 2.08 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Interim Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Interim Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Interim Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Interim Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Interim Servicer shall make advances from its own funds to effect such payments.

Section 2.09 Protection of Accounts. The Interim Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

The Interim Servicer shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Interim Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Interim Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Interim Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Interim Servicer in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Interim Servicer and may be withdrawn at any time by the Interim Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Interim Servicer out of its own funds immediately as realized.

Section 2.10 Maintenance of Hazard Insurance. The Interim Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Interim Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Interim Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Interim Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Interim Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Interim Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Interim Servicer shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Purchaser or the Interim Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Interim Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Interim Servicer as loss payee and shall be endorsed with standard or New York mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Interim Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Interim Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Interim Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Interim Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Interim Servicer, the Interim Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Interim Servicer shall be solely liable for any losses in the event coverage is not provided.

Pursuant to Section 2.04, any amounts collected by the Interim Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Interim Servicer’s normal servicing procedures as specified in Section 2.13) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

Section 2.11 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Interim Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Interim Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Interim Servicer against losses, including forgery, theft, embezzle-ment, fraud, errors and omissions and negligent acts of such Interim Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Interim Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Interim Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon the request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 2.12 Inspections. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property (provided that if the Servicer is in communication with the Mortgagor with respect to bringing the Mortgage Loan current the Servicer shall conduct inspections in accordance with Accepted Servicing Practices) and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

Section 2.13 Restoration of Mortgaged Property. The Interim Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Interim Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Interim Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Interim Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Interim Servicer shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Interim Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Interim Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 2.14 Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Interim Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 2.15 Notification of Adjustments. With respect to each Mortgage Loan, the Interim Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Interim Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Interim Servicer shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Interim Servicer or the receipt of notice from the Purchaser that the Interim Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Interim Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 2.16 Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Interim Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 2.17 Credit Reporting.  The Interim Servicer shall report the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner.

ARTICLE III

PAYMENTS TO PURCHASER

Section 3.01 Remittances. On each Remittance Date the Interim Servicer shall remit by wire transfer of immediately available funds to the Purchaser all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05).

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Interim Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Interim Servicer on the date such late payment is made and shall cover the period commencing with the day the payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Interim Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Interim Servicer.

Section 3.02 Statements to Purchaser. Not later than the date which is two Business Days prior to the Remittance Date, the Interim Servicer shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto in the form of Exhibit 1 annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date. At a minimum, the trial balance report must contain the fields attached hereto on Schedule 1.

In addition, not more than 60 days after the end of each calendar year, the Interim Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Interim Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Interim Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

The Interim Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Interim Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 3.03 Advances by Interim Servicer.  Except as otherwise provided herein, the Interim Servicer shall be entitled to first priority reimbursement pursuant to Section 2.07 hereof for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

ARTICLE IV

GENERAL SERVICING PROCEDURES

Section 4.01 Transfers of Mortgaged Property. The Interim Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Interim Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto.

If the Interim Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Interim Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Interim Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Interim Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Interim Servicer for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Interim Servicer as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Interim Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Sellers and their affiliates with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Interim Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Interim Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Interim Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof.

If the Interim Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Interim Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Interim Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Interim Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.11 insuring the Interim Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 4.03 Servicing Compensation. As consideration for servicing the Mortgage Loans during the period from the Closing Date up to but not including the Transfer Date, the Seller shall retain the Servicing Fee.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Interim Servicer to the extent not required to be deposited in the Custodial Account. The Interim Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.04 Annual Statement as to Compliance. So long as any Mortgage Loans are being serviced hereunder, the Interim Servicer shall deliver to the Purchaser, on or before March 1st each year beginning March 1, 2007, and on the related Transfer Date an Officer’s Certificate, stating that (i) a review of the activities of the Interim Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Interim Servicer has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Interim Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Interim Servicer to cure such default. In the event that the Interim Servicer is servicing in a securitization, the Interim Servicer shall deliver to the Purchaser, on or before March 1st each year beginning March 1, 2007, a certification using the language supplied by the Purchaser in the form of Exhibit 6 hereto.

Section 4.05 Annual Independent Public Accountants’ Servicing Report. So long as any Mortgage Loans are being serviced hereunder, on or before March 1st of each year beginning March 1, 2007, the Interim Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Audit Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 4.06 Right to Examine Interim Servicer Records . So long as any Mortgage Loans are being serviced hereunder and for a reasonable period after servicing has been transferred, the Purchaser shall have the right to examine and audit any and all of the books, records, or other material information of the Interim Servicer, whether held by the Interim Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

Section 4.07 Compliance with Gramm-Leach-Bliley Act of 1999 . With respect to each Mortgage Loan and the related Mortgagor, the Interim Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations and guidelines promulgated thereunder, and shall provide all notices required thereunder using the notice language supplied by the Purchaser.

ARTICLE V

INTERIM SERVICER TO COOPERATE

Section 5.01 Provision of Information. During the term of this Agreement, the Interim Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Interim Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 5.02 Financial Statements; Servicing Facilities. So long as any Mortgage Loan are being serviced hereunder and for a reasonable period after servicing has been transferred, in connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Interim Servicer for the most recently completed three fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Interim Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Interim Servicer (and are available upon request to members or stockholders of the Interim Servicer or to the public at large). If it has not already done so, the Interim Servicer shall furnish promptly to the Purchaser copies of the statement specified above.

So long as any Mortgage Loan are being serviced hereunder and for a reasonable period after servicing has been transferred, the Interim Servicer shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Interim Servicer or the financial statements of the Interim Servicer, and to permit any prospective Purchaser to inspect the Interim Servicer’s servicing facilities for the purpose of satisfying such prospective Purchaser that the Interim Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VI

TERMINATION

Section 6.01 Damages. The Purchaser shall have the right at any time to seek and recover from the Interim Servicer any damages or losses suffered by it as a result of any failure by the Interim Servicer to observe or perform any duties, obligations, covenants or agreements herein contained or contained in the Purchase Agreement, or as a result of a party’s failure to remain an approved Fannie Mae or Freddie Mac mortgage servicer.

Section 6.02 Termination.  This Agreement shall terminate with respect to the Mortgage Loans or portion thereof transferred on the related Transfer Date or on such other date as mutually agreed upon by the Purchaser and the Interim Servicer. The Purchaser may elect to terminate this Agreement and transfer the servicing from the Interim Servicer prior to the related Transfer Date with respect to all or any portion of the Mortgage Loans by providing written notice to the Interim Servicer at least 30 days prior to the date on which it intends to transfer the servicing of its intent to transfer the servicing from the Interim Servicer.

In the event the Interim Servicer is terminated pursuant to the terms of this Agreement, the Interim Servicer agrees to cooperate with the Purchaser and with any party designated as the successor servicer or subservicer in transferring the servicing to such successor servicer. In addition, the Interim Servicer shall be responsible for notifying the related mortgagors of any transfer of servicing in accordance with the requirements of the RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990, as amended.

On or before the related Transfer Date or such other date specified by the Purchaser in accordance with this paragraph (a) for the transfer of servicing from the Interim Servicer, the Interim Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Documents necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Interim Servicer’s sole expense. The Interim Servicer shall cooperate with the Purchaser and such successor in effecting the termination of the Interim Servicer’s responsibilities and rights hereunder.

On the related Transfer Date for each Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X which shall survive the related Transfer Date, shall terminate.

(a) Servicing Advances. On or before the date which is five (5) days after the related Transfer Date, the Purchaser or its designee shall reimburse the Interim Servicer for any Servicing Advances with respect to any Mortgage Loan. This Section 6.02(b) shall survive the related Transfer Date; provided that neither the Purchaser nor its designee shall be obligated to reimburse the Interim Servicer for any Servicing Advances which are reasonably deemed to be nonrecoverable by the Purchaser or its designee as of the related Transfer Date in its sole reasonable discretion.

(b) Additional Termination Provisions. Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 90 days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property, upon 15 days’ written notice to the Interim Servicer, and have servicing transferred to a successor servicer.

ARTICLE VII

BOOKS AND RECORDS

Section 7.01 Possession of Servicing Files Prior to the Transfer Date. Prior to the related Transfer Date, the contents of each Servicing File are and shall be held in trust by the Interim Servicer for the benefit of the Purchaser as the owner thereof. The Interim Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Interim Servicer is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Interim Servicer is in its capacity as Servicer only and at the election of the Purchaser. The Interim Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Interim Servicer’s servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to the Purchase Agreement.

The Interim Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Interim Servicer shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.12.

The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Interim Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Interim Servicer of the transfer. Upon receipt of notice of the transfer, the Interim Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01 Indemnification. The Interim Servicer agrees to indemnify the Purchaser and any successor servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Interim Servicer to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and/or (b) comply with applicable law. Additionally, the Interim Servicer shall indemnify the Purchaser, each Affiliate designated by the Purchaser and each Person who controls the Purchaser or such Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Interim Servicer regarding the Interim Servicer, the Interim Servicer’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any sale or securitization of any Mortgage Loans. The Interim Servicer immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Interim Servicer shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Interim Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Interim Servicer’s indemnification pursuant to the Purchase Agreement, or the failure of the Interim Servicer to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement and/or (b) comply with applicable law.

Notwithstanding anything to the contrary contained herein, in no event shall a termination of this Agreement or the Interim Servicer hereunder terminate any indemnification obligations of the Interim Servicer under this Agreement, which obligations shall survive any such termination.

Section 8.02 Limitation on Liability of Interim Servicer and Others. Neither the Interim Servicer nor any of the directors, officers, employees or agents of the Interim Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Interim Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Interim Servicer and any director, officer, employee or agent of the Interim Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Interim Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Interim Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Interim Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.03 Limitation on Resignation and Assignment by Interim Servicer. The Purchaser has entered into this Agreement with the Interim Servicer and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Interim Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Interim Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

The Interim Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Interim Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Interim Servicer. Any such determination permitting the resignation of the Interim Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Interim Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02.

Without in any way limiting the generality of this Section 8.03, in the event that the Interim Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder (unless the Interim Servicer remains liable hereunder for the performance of such delegated duties) or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.02, without any payment of any penalty or damages and without any liability whatsoever to the Interim Servicer or any third party.

Section 8.04 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Interim Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee with respect to such Mortgage Loans.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 9.01 Representations and Warranties Regarding the Interim Servicer. The Interim Servicer warrants and represents to, and covenants and agrees with, the Purchaser as follows:

(a) Due Organization and Authority. The Interim Servicer is a corporation duly organized, validly existing and in good standing under the laws of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Interim Servicer, and in any event the Interim Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Interim Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Interim Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Interim Servicer; and all requisite action has been taken by the Interim Servicer to make this Agreement valid and binding upon the Interim Servicer in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Interim Servicer;

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Interim Servicer’s certificate of formation or limited liability company agreement or any legal restriction or any agreement or instrument to which the Interim Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Interim Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Service. The Interim Servicer is a seller/servicer of residential mortgage loans, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

(e) Ability to Perform. The Interim Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(f) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Interim Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Interim Servicer, or in any material impairment of the right or ability of the Interim Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Interim Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Interim Servicer contemplated herein, or which would be likely to impair materially the ability of the Interim Servicer to perform under the terms of this Agreement;

(g) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Interim Servicer of or compliance by the Interim Servicer with this Agreement or the Servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

(i) Prior Servicing. Prior to the date hereof, each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Interim Servicer has reported the Mortgagor credit files to each of the three credit repositories on a monthly basis in a timely manner.

ARTICLE X

DEFAULT

Section 10.01 Events of Default. The following shall constitute an Event of Default under this Agreement on the part of the Interim Servicer:

(a) any failure by the Interim Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

(b) any failure by the Interim Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Interim Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Interim Servicer by the Purchaser; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Interim Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(d) the Interim Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Interim Servicer or of or relating to all or substantially all of its property; or

(e) the Interim Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f) the Interim Servicer fails to maintain a minimum net worth of $1,500,000; or

(g) the Interim Servicer attempts to assign its right to servicing compensation hereunder or the Interim Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Interim Servicer, may terminate all the rights and obligations of the Interim Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Interim Servicer of such written notice, all authority and power of the Interim Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.02.

Section 10.02 Waiver of Defaults. By a written notice, the Purchaser may waive any default by the Interim Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(a)	If to Purchaser to:

Goldman Sachs Mortgage Company
100 2nd Ave. South
Suite 200S
St. Petersburg, Florida 33701
Attention: Christina Liepold

(b)	If to Interim Servicer to:

GreenPoint Mortgage Funding, Inc.,
100 Wood Hollow Drive
Novato, CA 94945
Attention: Susan Davia - Secondary Marketing Division
Fax: 415-878-4369
Email: susan.davia@greenpoint.com

Section 11.02 Waivers. Either the Interim Servicer or Purchaser may upon consent of all parties, by written notice to the others:

(a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

(b) Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 11.03 Cooperation of Interim Servicer with a Reconstitution . The Interim Servicer and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii) Freddie Mac (the “Freddie Mac Transfer”); or

(iii) one or more third party purchasers in one or more Whole Loan Transfers; or

(iv) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

The Interim Servicer agrees to execute (i) in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Interim Servicer, Fannie Mae or Freddie Mac (as the case may be) and any servicer, (ii) in connection with a Whole Loan Transfer, a Interim Servicer’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Interim Servicer, and (iii) in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the Interim Servicer (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”).

With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Interim Servicer agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser, and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; (3) (a) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a “Reconstitution Date”) or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution; (4) service the Mortgage Loans on a “scheduled/scheduled” basis; (5) to pay compensating on any Principal Prepayment in an amount necessary to provide for thirty (30) days of interest on the related Principal Prepayment; and (6) to make principal and interest advances on the Mortgage Loans through the termination of foreclosure. In that connection, the Interim Servicer shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Interim Servicer or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Interim Servicer as are reasonably believed necessary by the Purchaser or any such other participant. The Interim Servicer shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Interim Servicer regarding the Interim Servicer, the Interim Servicer’s servicing practices or performance of the Mortgage Loans set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Interim Servicer agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Interim Servicer hold record title to the Mortgages, prior to the Reconstitution Date, the Interim Servicer shall prepare an Assignment of Mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Interim Servicer acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Interim Servicer shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Interim Servicer’s receipt thereof. Additionally, the Interim Servicer shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all Interim Servicer/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 11.04 Entire Agreement; Amendment. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgages during the Interim Period. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 11.05 Execution; Binding Effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.03, this Agreement shall inure to the benefit of and be binding upon the Interim Servicer and the Purchaser and their respective successors and assigns.

Section 11.06 Headings. Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.07 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

Section 11.08 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Interim Servicer shall be rendered by them as independent contractors and not as an agent of Purchaser. The Interim Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 11.09 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
(the Purchaser)

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, its General Partner

By:  /s/ Christopher Gething
Name: Christopher Gething
Title: Vice President

GREENPOINT MORTGAGE FUNDING, INC.
(the Interim Servicer)

By:  /s/ Susan Davia
Name: Susan Davia
Title: Vice President

SCHEDULE 1

GS Data Dictionary
Information Type	Field Name	Description	Example
Servicer Monthly Updated Information

	Loan Number	Loan Number currently being used to service this loan.	123456789
	Investor Number	This is the servicer assigned number for reporting purposes.	691
	Investor Category	This is the servicer assigned category for reporting purposes.	2
	As of Date	As of Date of data being provided
	Servicing Method	Indicates whether the loan is serviced on an actual or scheduled basis. (act/act,act/sched,sched/act,sched/sched)	(sched/sched)
	Delinquency Convention	Indicates if ABS or MBS method for reporting delinquencies is used.	MBS
	Beginning Scheduled Balance	Beginning scheduled loan balance. If the loan is serviced on a scheduled balance basis
	Ending Scheduled Balance	Ending scheduled loan balance. If the loan is serviced on a scheduled balance basis
	Beginning Actual Balance	Actual balance at the beginning of the period. This is most likely last period's ending balance carried forward
	Ending Actual Balance	Ending actual principal balance outstanding
	Accrued Interest	Total Accrued Interest on loan.

SCH. 1-1

GS Data Dictionary
Information Type	Field Name	Description	Example
Current Maturity Date	This is the actual date when the last payment on the loan is scheduled to be made. For balloons it should be the balloon date. For modified loans it should be the modified maturity date.	1/1/2020
Current Scheduled PITI	Current scheduled Principal, Interest, Tax and Insurance payment
Current Scheduled PI	Current scheduled amount of monthly Principal and Interest
Current Interest Rate	Interest Rate in effect for currently outstanding payment.	8.55
Current Net Interest Rate	The current rate exclusive of LPMI, servicing and other fees.	7.55
Lien Position	Number used to identify the lien position in effect at the time of application. Example: 1, 2, 3, O (other)	1
Senior Lien Amount	Most recently recorded senior lien amount.	0
Remaining Term	The Remaining Term of the loan	179
Scheduled Due Date	Scheduled payment date.	2/1/2005
Next Due Date	Date next payment is due.	2/1/2005
Interest Paid To Date	Date interest is paid to. Typically for 30/360 loans it is one month prior to Next Due Date.	1/1/2005
Last Payment Date	Date last payment was made.	1/1/2005
Status of Loan	Code/literal used to identify loan status. Provide enumerations worksheet if applicable. EX: Current, Foreclosure, Bankruptcy, REO, etc.	Foreclosure

SCH. 1-2

GS Data Dictionary
Information Type	Field Name	Description	Example
12 Month Pay String	12 character string representing the timing of payments received on a rolling 12 month basis. String should begin with January and end with December.
Last Modification Date	Date that loan was last modified.
Extensions Granted	Number of extensions granted, life of loan
Total Extension Months	Number of months loan has been extended in total.
Recent Property Valuation	Most recent appraised value or BPO value.
Recent Property Valuation Date	Date of most recent valuation.
Valuation Method	Identify method used to obtain new valuation. Provide enumerations worksheet if applicable.
Valuation Firm	Name of the Firm who appraised the property
Current FICO	Current FICO score.
FICO Date	Current FICO Date.
Servicing Fee Percentage	The fee rate to service the loan
Servicing Fee Payment	The actual service fee for the loan for the given month
Total Monthly Payment	Total cash received from borrower.
Total Monthly Payment Principal	Cash applied to principal.
Total Monthly Payment Interest	Cash applied to interest.
Total Monthly Payment Ancillary Fees	Cash applied to fees.
Total Monthly Prepayment Amount	Total principal curtailment

SCH. 1-3

GS Data Dictionary
Information Type	Field Name	Description	Example
	Interest Adjustment	Adjustments made to a previous month's interest
	Principal Adjustment	Adjustments made to a previous month's principal
	Negative Amortization Amount (Monthly)	The monthly negative amortization amount
	Negative Amortization Amount (Total)	The negative amortization amount up-to-date
Advances
	Escrow Balance	Current balance of escrow account (borrower's positive funds)
	Monthly Escrow Advances	Net escrow advances made or recovered by servicer. Positive value denotes payments made by servicer.
	Escrow Advance Balance	Total outstanding escrow advance balance.
	Monthly Corporate Advances	Net corporate advances made or recovered by servicer. Positive value denotes payments made by servicer.
	Recoverable Corporate Advance Balance	Recoverable corporate advance balance where a + denotes a payment made by the servicer
	Non Recoverable Corporate Advance Balance	Balance of Corporate Advances made that are not recoverable from the borrower
	Total Corporate Advance Balance	Total outstanding Corporate Advance Balance
	Monthly Principal Advances	Amount of principal advanced in current month
	Principal Advance Balance	Total outstanding principal advances made by servicer.

SCH. 1-4

GS Data Dictionary
Information Type	Field Name	Description	Example
	Monthly Interest Advances	Amount of interest advanced in current month
	Interest Advance Balance	Total outstanding interest advances made by servicer.
	Suspense Account Balance	Total suspense account balance
	Stop Advance Flag	Code indicating loan has been placed in a stop advance status. Example: Y=Stop Advance.
	Stop Advance Start Date	Date loan was initially placed on a stop advance status.
	Stop Advance Recovered	Amount of principal and interest advances recovered at stop date.
	Stop Advance Reversal Date	Date stop advance status was reversed.
	Stop Advance Reversal Amount	Amount of advances reversed.
Flood / Hazard / Other Insurance
Hazard Insurance Carrier
Hazard Insurance Amount
Hazard Expiration Date
	Force-Placed Hazard Insurance		Y/N
Flood Insurance Carrier
Flood Insurance Amount
Flood Insurance Date
	Force-Placed Flood Insurance		Y/N
	Flood Zone	FEMA zones (Zone A, Zone B, etc.)
	Other Insurance	Provide enumerations. Ex: Wind, earthquake, etc.
Default
	Last Contact Date	Date of Servicer's last contact with the borrower.

SCH. 1-5

GS Data Dictionary
Information Type	Field Name	Description	Example
Last Attempt Date	Date of the Servicer's last attempt to contact the borrower.
Reason For Default	Servicer Code representing the Reason for Default. Provide Enumerations worksheet.
In Demand Flag	Code indicating demand letter has been sent.
In Demand Start Date	Date demand letter was sent.
In Demand End Date	Expiration of demand letter.
Forbearance Flag	Formal forbearance payment plan.	Y/N
Payment Plan Flag	Informal or verbal payment plan agreement	Y/N
Forbearance Start Date	Date forbearance plan was initiated.
Forbearance End Date	Date forbearance plan scheduled to be complete.
Bankruptcy Flag	Flag indicating loan is in bankruptcy.
Bankruptcy Chapter	Chapter of bankruptcy (7, 11, 12, 13, OTH).
Bankruptcy Start Date	Bankruptcy filing date.
Bankruptcy Release Date	Dismissal / Discharge date
Bankruptcy Release Type	Dismissal / Discharge / Motion for Relief
Bankruptcy Post Petition Due Date	Payment due date of Bankruptcy payment plan, i.e. the new due date.
Motion for Relief Request Date	Motion for relief referral date.
Motion for Relief Filing Date	Date motion for relief filed with the court.
Motion for Relief Hearing Date	Motion for Relief Hearing Date.
Motion for Relief Granted Date	Motion for Relief Granted Date.
Motion for Relief Denied Date	Date the motion was Denied (if applicable)

SCH. 1-6

GS Data Dictionary
Information Type	Field Name	Description	Example
Foreclosure Indicator Flag		Y/N
First Legal Date	Date of first legal action taken on foreclosure.
Foreclosure Start Date	Date of Referral to FC Attorney
Foreclosure Estimated Sale Date	Projected date of foreclosure sale.
Foreclosure Sale Date	Date of actual foreclosure sale.
Foreclosure On Hold	Flag indicating that the loan is in foreclosure but on hold.
Foreclosure Hold Start Date	Date indicating when the loan's foreclosure proceedings were put on hold.
Bankruptcy Delays	Number of days an active foreclosure has been in BK subsequent to its initial foreclosure start date.
Non - Cash Delays	Number of allowable days that a loan's foreclosure proceedings have been on hold due to a non cash delay (i.e. Title problem…) [again as per Fannie or Freddie time line]
REO Start Date
REO End Date	Date property is sold.
REO Sub Status	Status while within REO. Provide enumerations worksheet if applicable. Ex: Eviction, Redemption, PreMarket, Listed, Under Contract
Possession Date	Date when the servicer takes possession of the property. Date we have full access to the property, eviction completed
Eviction Start Date	Date that the REO enters "Eviction" sub status
Eviction End Date	Date eviction action closed

SCH. 1-7

GS Data Dictionary
Information Type	Field Name	Description	Example
	Under Contract Date	Date that the REO enters "Under Contract" sub status
Under Contract Price
	Estimated Closing Date	Servicer estimated closing date on loan
	Actual Closing Date	Actual closing date on loan.
	Redemption End Date	Legal time period, determined by State, when borrower can redeem their property. Property not available for sale until redemption completed (no beginning date, just an end date)
	Initial Listing Price	First listing price of property.
	Initial Listing Date	Date of the first listing price of property
	Current List Price	Most recent listing price of property.
	Current List Date	Date of the most recent listing price of property.
	Original REO Value	Original REO target value
	Current REO Value	Current REO target value
FHA / VA
	Conveyance Condition Date	Date property has been placed into condition acceptable by HUD for title transfer
	FHA Case #	FHA case number
	VA Loan Identification Number	VA loan identification number
	Debenture Rate	HUD assigned debenture rate
	First Vacancy Date	Date property first became vacant
	FHA Default Date	Default date as defined by FHA
	Date FHA Part A Filed	Date servicer files Part A with HUD
	Date FHA Part A Settlement Date	Date Part A funds are received from HUD to the servicer

SCH. 1-8

GS Data Dictionary
Information Type	Field Name	Description	Example
Amount of Part A Funds Received	Amount of funds received from HUD to the servicer
Date Deed Sent for Recording	Date servicer forwards the deed for recordation
Title Approval date	Date title approved by HUD
Date FHA Part B Filed	Date servicer files Part B with HUD
Date FHA Part B Settlement Date	Date Part B funds are received from HUD to the servicer
Amount of Part B Funds Received	Amount of funds received from HUD to the servicer
Date VA Claim Filed	Date VA claim filed with VA
Curtailment Amount 1	Amount of HUD or VA curtailment
Curtailment Date 1	Date of HUD or VA curtailment
Curtailment Adjusted Amount 1	Curtailment amount received from HUD or VA claim
Curtailment Amount 2	Amount of HUD or VA curtailment 2nd curtailment
Curtailment Date 2	Date of HUD or VA curtailment 2nd curtailment
Curtailment Adjusted Amount 2	Curtailment amount received from HUD or VA claim 2nd curtailment
Curtailment Amount 3	Amount of HUD or VA curtailment 3rd curtailment
Curtailment Date 3	Date of HUD or VA curtailment 3rd curtailment
Curtailment Adjusted Amount 3	Curtailment amount received from HUD or VA claim 3rd curtailment
VA Cutoff Date	Date of loan liquidation or date deed is recorded

SCH. 1-9

GS Data Dictionary
Information Type	Field Name	Description	Example
	Partial Claim Amount	Amount of arrears placed into a partial claim in order to bring the borrower current
	Partial Claim Date	Date partial claim was completed or that the loan is brought current as a result of the completed partial claim
Termination Information

Liquidation Date
	Liquidation Type	Type of liquidation (charge-off, Third party sale, etc). Provide enumerations worksheet if applicable.
	Balance at Liquidation	Actual Principal balance at time of liquidation
	Gross Total Proceeds	Gross Total Proceeds.
	Net Total Proceeds	Gross total proceeds less expenses.
	Principal Advanced at Liquidation	Total of principal advanced at time of liquidation.
	Interest Advanced at Liquidation	Total of interest advanced at time of liquidation.
	Corporate Advances at Liquidation	Corporate advance balance at time of liquidation.
	Escrow Advances at Liquidation	Escrow advance balance at time of liquidation.
	Principal Advances Recovered at Liquidation	The amount of the Principal balance recovered at liquidation
	Interest Advances Recovered at Liquidation	The amount of the Interest balance recovered at liquidation
	Corporate Advances Recovered at Liquidation	The amount of the Total Corporate Advance balance recovered at liquidation

SCH. 1-10

GS Data Dictionary
Information Type	Field Name	Description	Example
	Escrow Advances Recovered at Liquidation	The amount of the Total Escrow Advance balance recovered at liquidation
	Commission	The broker commission amount on liquidation
	Seller Concession	The dollar amount of seller concessions upon liquidation.
	Repairs	Cost of Repairs to property
	Servicer Hold Back Amount	Amount servicer withholds for future trailing expenses.
	Charge-off amount	Loss amount.
Paid in Full Loans
	Paid-Off Indicator	User defined
Paid-Off Date
	Pre-Payment Penalty Flag		Y/N
	Pre-Payment Penalty Collected	Dollar amount of penalty collected
	Balance at Termination	Actual Principal balance at time of termination.
Principal Amount Collected
Interest Amount Collected
Receivables After Loss Insurance
	Hazard Insurance Claim Date	Date hazard claim filed.
	Hazard Insurance Claim Due Date	Date hazard claim due.
	Hazard Insurance Claim Amount	Amount of hazard claim.
	Hazard Insurance Claim Paid Amount	Amount of hazard claim paid to investor.
	MI Insurance Claim Date	Date MI claim filed.
	MI Insurance Claim Due Date	Date MI claim is due to be paid.
	MI Insurance Claim Amount	Expected MI proceeds.

SCH. 1-11

GS Data Dictionary
Information Type	Field Name	Description	Example
	MI Insurance Claim Paid Amount	Actual MI proceeds received.
Receivables After Loss Deficiency
	Potential Deficiency Judgment Flag	Flag indicating loan is referred for deficiency collections.
	Potential Deficiency Amount	Deficiency balance reported to borrower/IRS.
	Deficiency Proceeds (this period)	Deficiency proceeds collected in current month.
Net Deficiency Proceeds (this period)
	Total Deficiency Proceeds (to date)	Deficiency proceeds collected to date.
Total Net Deficiency Proceeds (to date)
	Deficiency Vendor Expense	Deficiency vendor out of pocket expenses.
Static Data

	Borrower Name Last Name	Borrower's Last Name	Doe
	Borrower Name First Name	Borrower's First Name	Joe
	Borrower Social Security Number/TIN	Eleven character ID. Example: 111-22-3333.	123-45-6789
	Origination Date	Origination Date shown on loan documents.	12/25/2004
	Loan Type	Code/literal to identify the loan type. (Conventional [w/] PMI , Jumbo, FHA, VA, etc)	Conventional - PMI
	Property Type	Code/literal that identifies the type of property securing the loan. ( 2 Family, PUD)	PUD

SCH. 1-12

GS Data Dictionary
Information Type	Field Name	Description	Example
Occupancy Type	Occupancy status at time of application. (2nd home, owner occupied, vacant, etc)	OO
Property Address	Property address, not billing address.	123 Filmore Road
Property City	Property city.	Toronto
Property State	Property state.	NY
Property Zip	Property zip.	10004
Original Balance	Original amount of loan granted to borrower. In the case of construction loans this should be the full amount extended on which the monthly payments are based.	250000.00
Original Senior Lien Amount	Amount of senior lien outstanding when loan was originated.	0.00
Original Interest Rate	Original contractual interest rate for loan. ( provide all decimal places)	8.515
First Payment Date	This is the contractual date when the first payment was to be made.	2/1/2005
Original Maturity Date	This is the contractual date when the last payment on the loan is scheduled to be made. For balloons it should be the balloon date.	1/1/2020
Original Loan To Value Ratio	Ratio representing the Original Loan Balance to the Original Appraised Value	75.69
Original Appraised Value	Appraised value at time of application.	550562
Original FICO score	Credit bureau score obtained at application.	654
Prepayment Penalty Type	Code/literal to identify characteristics of penalty. Example: 6 MO INT ON 80% OBAL, 5/4/3/2/1, 3%.	6 Months Interest on 80%
Prepayment Term	Original number of months that penalty was imposed.	24

SCH. 1-13

GS Data Dictionary
Information Type	Field Name	Description	Example
	Negative Amortization Flag	Code/literal to identify loans where negative amortization is allowed. Example: Y=neg am allowed, N=no neg am allowed.	Y
	Negam Percent Cap	Maximum percentage of original balance that a loan may negatively amortize by. (25%, etc.)	25
	MI Provider	Name or code for company providing private mortgage insurance.	Radian
	MI Coverage Percentage	Percentage of insurance provided by PMI agreement.	12
	MI Certificate ID	Unique ID to identify PMI insurance certificate.	5829471
ARM Loans
	ARM Flag	A 'Y' or 'N' to indicate if a loan is an Adjustable rate mortgage	Y
	Arm Index Description	Code/literal used to identify the specific underlying index that adjustable rate loans will reset from. (6 Months Libor, 1 Yr CMT, etc)	6ML
	Margin	The spread above the index value that a new rate on adjustable rate loans will be set to; subject to caps and rounding. (stated in percent)	3.65
	ARM Rounding Feature	Code/literal used to identify the method to be used when computing new rate on adjustable rate loans. (stated in percent)	0.125

SCH. 1-14

GS Data Dictionary
Information Type	Field Name	Description	Example
Lookback Days	The actual number of days prior to the Next Rate Reset Date that the underlying index will be referenced for determining new rate on adjustable rate loans. Examples: 45, 30, 0.	45
First Payment Reset Date	The first date that any payment reset was/is scheduled to occur. Typically is one month after First Rate Reset Date.	3/1/2007
First Rate Reset Date	The first date that any rate reset was/is scheduled to occur. Typically is one month prior to First Payment Reset Date.	2/1/2007
Initial Rate Reset Period	Number of payments to be made prior to the first rate reset. For a typical 5/1 ARM, this would contain the value 60.	60
Rate Reset Period	Number of payments to be made between rate changes following the initial rate reset period. For a typical 5/1 ARM this would contain the value 12.	12
Initial Payment Reset Period	Number of payments to be made prior to the first payment reset. For a typical 5/1 ARM, this would contain the value 60. For non hybrid loans this would equal the Payment Reset Period.	60
Payment Reset Period	Number of payments to be made between payment changes following the Initial Payment Reset Period. For a typical 5/1 ARM this would contain the value 12.	12
Initial Rate Adjustment Cap	Maximum rate change allowed on First Rate Reset Date.	3

SCH. 1-15

GS Data Dictionary
Information Type	Field Name	Description	Example
Next Rate Reset Date	The next date that any rate reset is scheduled to occur. Typically is one month prior to Next Payment Reset Date.
Next Payment Reset Date	The next date that any payment reset is scheduled to occur. Typically is one month after Next Rate Reset Date.
Rate Adjustment Cap	Maximum rate increase allowed subsequent to First Rate Reset Date.	1
Periodic Floor	Maximum rate decrease allowed subsequent to First Rate Reset Date.	0
Lifetime Caps	The maximum amount the rate is allowed to increase by over the life of the loan.	6
Lifetime Floor	The minimum amount the rate is allowed to increase by over the life of the loan.	0
Max Rate	The absolute maximum rate allowed for the loan.	11.65
Min Rate	The absolute minimum rate allowed for the loan.	3.65
Payment Cap	Periodic Cap for monthly principal & interest payment increase. Example 7.5%.	6.5

SCH. 1-16

GS Data Dictionary
Information Type	Field Name	Description	Example
Static Information

	Loan Number	Loan Number currently being used to service this loan.	123456789
	Prior Loan Number	Prior Loan Number (if any). If servicing has transferred this should contain the Loan Number used by the previous servicer.	987654321
	Custodian File Number	Custodian ID used to file documents. This can be the custodian's only id or a category used to arrange documents into proper pools.	1de457
	Custodian Loan Number	Custodian secondary ID used to file documents. Often this is used in conjunction with Custodian File Number to uniquely identify loans.	365wer5
	Min Mers #	Mers Certificate Number	Y
	GS Loan Number	The Loan number that Goldman Sachs assigns to the loan	Leave Blank
	Origination Date	Origination Date shown on loan documents.	12/25/2004
	Originator	The name of the company that originated the loan	Wells Fargo
	Origination Source	Broker, etc.	Broker
	Loan Purchase Date	The date that Goldman purchased the loan	11/25/2004
	HOEPA Status	Y\N
	Type of Ownership	like fee simple, lease-hold	Lease-Hold
	Documentation Type	Full, Alt, No Ration, None, SISA,NINA	Full

SCH. 1-17

GS Data Dictionary
Information Type	Field Name	Description	Example
Income Verification Flag	Was the Borrower's income verified or stated	Y
Asset Verification	Were the Borrower's Assets verified	Y
Employment Verification	Was the Borrower's employment verified	Y
Purpose of Loan	Code/literal used to identify the original purpose of the loan. ( case-out refi, refi, purchase, construction, etc)	Purchase
Cash-out Amount	The Amount that the borrower removed from the loan	10000
Front Debt To Income Ratio	Front End Ratio at time of application. Mortgage debt to borrower income.	56.23
Debt To Income Ratio	Back End Ratio at time of application. Total debt to borrower income.	68.25
Product Type	Generic category code used internally to describe loan type	6MO
Product Description	Generic category description	6 month arm - IO
Loan Type	Code/literal to identify the loan type. (Conventional [w/] PMI , Jumbo, FHA, VA, etc)	Conventional - PMI
Property Type	Code/literal that identifies the type of property securing the loan. ( 2 Family, PUD)	PUD
Occupancy Type	Occupancy status at time of application. (2nd home, owner occupied, vacant, etc)	OO
Interest Calculation Method	The basis on which interest is calculated. ( arrears, 360, 365, advance, etc)	30/360
Draw Term	The term that the borrower can draw from the line of credit stated in months	120
Section32 Flag	Indicates if the loan may violate predatory lending laws (Y/N)	Y

SCH. 1-18

GS Data Dictionary
Information Type	Field Name	Description	Example
Property Address	Property address, not billing address.	123 Filmore Road
Property City	Property city.	Toronto
Property State	Property state.	NY
Property Zip	Property zip.	10004
Condo/PUD Project Name	Name of the development.	James Madison
Number of Units	The number of units for the property (1,2,3,4) ( should correspond to the property type)	2
Year-Built	Date property was built	1978
Lien Position	Number used to identify the lien position in effect at the time of application. Example: 1, 2, 3, O (other)	1
Original Balance	Original amount of loan granted to borrower. In the case of construction loans this should be the full amount extended on which the monthly payments are based.	250000.00
Original Senior Lien Amount	Amount of senior lien outstanding when loan was originated.	0.00
Original Junior Lien Amount	Amount of junior liens outstanding when loan was originated	32000.00
Original Interest Rate	Original contractual interest rate for loan. ( provide all decimal places)	8.515
Original Scheduled P&I	Original Scheduled Principal and Interest payment	564.12
Original PITI	Original Scheduled Principal, Interest, Tax and Insurance payment	725.12
First Payment Date	This is the contractual date when the first payment was to be made.	2/1/2005

SCH. 1-19

GS Data Dictionary
Information Type	Field Name	Description	Example
Original Maturity Date	This is the contractual date when the last payment on the loan is scheduled to be made. For balloons it should be the balloon date.	1/1/2020
Original Term	The number of months from First Payment Date to Original Maturity Date inclusive.	180
Payment Frequency	Monthly, bi-weekly, etc.	monthly
Original Amortization Term	Original Amortization Term of the loan in number of months. For fully amortizing loans would be the same as Original Term. For balloon loans this would exceed Original Term. For IO loans this would have no value.	360
Original Loan To Value Ratio	Ratio representing the Original Loan Balance to the Original Appraised Value	75.69
Original Combined Loan To Value Ratio	For Junior liens, Ratio representing the sum of the Original Loan Balance plus Original Senior Lien Amount to the Original Appraised Value	85.23
Original Appraised Value	Appraised value at time of application.	550562
Original Appraisal Date	Date of the original Appraisal	12/1/2004
Original Appraisal Firm	Name of the Appraisal firm	Union Appraisals
Appraisal Form Type		Form 1040 U, 2005
Appraisal Review Type		Desk Top, Drive By
Original Purchase Price	Price paid for home.	360000
Purchase BPO	BPO at the time of Purchase by GS.	580000
Purchase BPO Date	Date of the Purchase BPO	12/1/2004
Original FICO score	Credit bureau score obtained at application.	654

SCH. 1-20

GS Data Dictionary
Information Type	Field Name	Description	Example
Credit Score Company		Experian
Original Credit Grade		B+
First Time Borrower Flag		N
Flood Insurance Indicator	Does the property have flood insurance	Y
Prepayment Flag	Code/Flag to determine if loan was originated with a prepayment penalty. (Y / N)	Y
Prepayment Penalty Type	Code/literal to identify characteristics of penalty. Example: 6 MO INT ON 80% OBAL, 5/4/3/2/1, 3%.	6 Months Interest on 80%
Prepayment Term	Original number of months that penalty was imposed.	24
Negative Amortization Flag	Code/literal to identify loans where negative amortization is allowed. Example: Y=neg am allowed, N=no neg am allowed.	Y
Negam Percent Cap	Maximum percentage of original balance that a loan may negatively amortize by. (25%, etc.)	25
MI Provider	Name or code for company providing private mortgage insurance.	Radian
MI Coverage Percentage	Percentage of insurance provided by PMI agreement.	12
MI Certificate ID	Unique ID to identify PMI insurance certificate.	5829471
Lender Paid Insurance Flag	Indicates if Lender pays PMI Insurance	Y
Lender Paid Insurance Fee	stated in percent	0.25
Assumable Flag	Indicates if loan is assumable	Y
Buydown Flag	Indicates if the loan has a buydown option (Y/N)	Y

SCH. 1-21

GS Data Dictionary
Information Type	Field Name	Description	Example
	Balloon Term	Number of months to Balloon Date	180
	Balloon Flag	Code/literal to identify balloon loans. Example: Y, N.	Y
IO Loans
	IO Term	Indicates the term in months of the interest only period	24
	IO Flag	Indicates if the loan is an interest only loan for a period of the loan	Y
	Daily Simple Interest Flag	Flag to identify loans where interest is due is calculated based on the date that each payment is actually received.	Y
Convertible Loans
	Convertible Flag	Indicates that the borrower is allowed to convert an ARM mortgage to a Fixed Rate mortgage	Y
	Convertible Term	The specified period at which a borrower can choose to exercise convertible rights	24
	Conversion Expiration Date	Expiration date of conversion provisions	12/25/2006
	Conversion Fee	Fee for converting loan from ARM to Fixed
	Conversion Formula
	Convert Lookback	The period designated for lookback calculation stated in days.	45
	Convert Index	Index used for the conversion
	Convert Margin
	Convert Cap Down
	Convert Cap Up
	Convert Lifetime Cap Down
	Convert Lifetime Cap Up

SCH. 1-22

GS Data Dictionary
Information Type	Field Name	Description	Example
	Convert Max PI CAP ( Up )
	Convert Max PI CAP ( Down )
ARM Loans
	ARM Flag	A 'Y' or 'N' to indicate if a loan is an Adjustable rate mortgage	Y
	Arm Index Description	Code/literal used to identify the specific underlying index that adjustable rate loans will reset from. (6 Months Libor, 1 Yr CMT, etc)	6ML
	Margin	The spread above the index value that a new rate on adjustable rate loans will be set to; subject to caps and rounding. (stated in percent)	3.65
	ARM Rounding Feature	Code/literal used to identify the method to be used when computing new rate on adjustable rate loans. (stated in percent)	0.125
	Lookback Days	The actual number of days prior to the Next Rate Reset Date that the underlying index will be referenced for determining new rate on adjustable rate loans. Examples: 45, 30, 0.	45
	First Payment Reset Date	The first date that any payment reset was/is scheduled to occur. Typically is one month after First Rate Reset Date.	3/1/2007
	First Rate Reset Date	The first date that any rate reset was/is scheduled to occur. Typically is one month prior to First Payment Reset Date.	2/1/2007
	Initial Rate Reset Period	Number of payments to be made prior to the first rate reset. For a typical 5/1 ARM, this would contain the value 60.	60

SCH. 1-23

GS Data Dictionary
Information Type	Field Name	Description	Example
Rate Reset Period	Number of payments to be made between rate changes following the initial rate reset period. For a typical 5/1 ARM this would contain the value 12.	12
Initial Payment Reset Period	Number of payments to be made prior to the first payment reset. For a typical 5/1 ARM, this would contain the value 60. For non hybrid loans this would equal the Payment Reset Period.	60
Payment Reset Period	Number of payments to be made between payment changes following the Initial Payment Reset Period. For a typical 5/1 ARM this would contain the value 12.	12
Initial Rate Adjustment Cap	Maximum rate change allowed on First Rate Reset Date.	3
First Cap Adjustment Down		0
Rate Adjustment Cap	Maximum rate increase allowed subsequent to First Rate Reset Date.	1
Periodic Floor	Maximum rate decrease allowed subsequent to First Rate Reset Date.	0
Lifetime Caps	The maximum amount the rate is allowed to increase by over the life of the loan.	6
Lifetime Floor	The minimum amount the rate is allowed to increase by over the life of the loan.	0
Max Rate	The absolute maximum rate allowed for the loan.	11.65
Min Rate	The absolute minimum rate allowed for the loan.	3.65
Payment Cap	Periodic Cap for monthly principal & interest payment increase. Example 7.5%.	6.5

SCH. 1-24

GS Data Dictionary
Information Type	Field Name	Description	Example
General Information
	Borrower Name Last Name	Borrower's Last Name	Doe
	Borrower Name First Name	Borrower's First Name	Joe
	CoBorrower Name Last Name	Co-Borrower's Last Name	Doe
	CoBorrower Name First Name	Co-Borrower's First Name	Jane
	Borrower Social Security Number/TIN	Eleven character ID. Example: 111-22-3333.	123-45-6789
	CoBorrower Social Security Number/TIN	Eleven character ID. Example: 111-22-3333.	987-65-4321
	Self Employment Flag		Y
	Borrower Age		52
	Co-Age		56
	Borrower Race
	Co-Race
	Borrower Gender		Male
	Co-Gender		Female
	Income		182564
	Co-Income		256453
	Co_credit Score		841
	Borrower Ethnicity
	Co-Ethnicity

SCH. 1-25

EXHIBIT 1

FORM OF MONTHLY REMITTANCE ADVICE

Exh. 1-1

EXHIBIT 2

FORM OF CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 200[_]

GreenPoint Mortgage Funding, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Flow Interim Servicing Agreement, dated as of October 1, 2006.

Title of Account: “GreenPoint Mortgage Funding, Inc. in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.”

Account Number: ________________

Address of office or branch
of the Interim Servicer at
which Account is maintained:

GREENPOINT MORTGAGE FUNDING, INC.
Interim Servicer

By: ____________________________
Name:
Title:

Exh. 2-1

EXHIBIT 3

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 200[_]
To: _______________________
__________________________
__________________________
(the “Depository”)

As Interim Servicer under the Flow Interim Servicing Agreement, dated as of October 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as “GreenPoint Mortgage Funding, Inc. in trust for Goldman Sachs Mortgage Company, Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GREENPOINT MORTGAGE FUNDING, INC.
Interim Servicer

By: _____________________________
Name:
Title:
Date:

Exh. 3-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”). The parties hereto intend that the Custodial Account established hereby shall be a special deposit account. This letter shall be construed in accordance with the laws of the State of New York.

___________________________
Depository

By: _________________________________
Name:
Title:
Date:

Exh. 3-2

EXHIBIT 4

FORM OF ESCROW ACCOUNT CERTIFICATION

_________ ___, 200[_]

GreenPoint Mortgage Funding, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Flow Interim Servicing Agreement, dated as of October 1, 2006.

Title of Account: “GreenPoint Mortgage Funding, Inc., in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors”

Account Number: _________________________

Address of office or branch
of the Interim Servicer at
which Account is maintained:

GREENPOINT MORTGAGE FUNDING, INC.
Interim Servicer

By: _____________________________
Name:
Title:
Date:

Exh. 4-1

EXHIBIT 5

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

_______ __, 200[_]
To: _______________________
__________________________
__________________________
(the “Depository”)

As Interim Servicer under the Flow Interim Servicing Agreement, dated as of October 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as “GreenPoint Mortgage Funding, Inc., in trust for Goldman Sachs Mortgage Company Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Interim Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GREENPOINT MORTGAGE FUNDING, INC.
Interim Servicer

By: ____________________________
Name:
Title:
Date:

Exh. 5-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number [______], at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”). The parties hereto intend that the Escrow Account established hereby shall be a special deposit account. This letter shall be construed in accordance with the laws of the State of New York.

___________________________
Depository

By: _______________________________
Name:
Title:
Date:

Exh. 5-2

EXHIBIT 6

ANNUAL CERTIFICATION

[_______________] (the “Trust”), Mortgage Pass-Through Certificates, Series [_____], issued pursuant to the Pooling and Servicing Agreement, dated as of [_____], 200[_] (the “Pooling and Servicing Agreement”), among [_____], as depositor (the “Depositor”), [_____], as trustee (the “Trustee”), [_____], as servicer (the “Servicer”), and [_____], as responsible party

I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

2. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

3. All significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.

Date: ___________________________

_____________________________________________
[Signature]
[Title]

Exh. 6-1

EXHIBIT 7

DELINQUENCY COLLECTION POLICIES AND PROCEDURES

[To Be Provided by Interim Servicer]

Exh. 7-1